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Exhibit 23.1

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 10, 2000, included in Trustmark Corporation's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement on Form S-8.



/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP


Jackson, Mississippi,
  June 15, 2000.